CERTIFICATE OF TRUST

                               OF

                   GREENPOINT CAPITAL TRUST I


          THIS Certificate of Trust of GreenPoint Capital Trust I (the "Trust"), dated as of May 23, 1997, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).


          1. Name. The name of the business trust formed hereby is GreenPoint Capital Trust I.

          2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White
Clay Center, Route 273, Newark, Delaware 19711.

          3. Effective Date. This Certificate of Trust shall be effective upon filing.

          IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.



                              THE BANK OF NEW YORK (DELAWARE),
                              not in its individual capacity but
                              solely as trustee of the Trust


                              By /s/ Mary Jane Morrissey
                                 -----------------------
                                 Name:  Mary Jane Morrissey
                                 Title: Authorized Signatory